Form 8-K
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Date of Report
September 3, 2010

BAB, Inc.
(Name of small business issuer in its charter)

Delaware	0-31555	36-4389547
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification Number)

500 Lake Cook Road, Suite 475, Deerfield, IL 60015
(Address of principal executive offices) (Zip Code)

Issuer's telephone number (847) 948-7520

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On September 3, 2010, the Board of Directors (the “Board”) of BAB, Inc. (the “Company”) declared a cash distribution on the Company’s common stock of $0.01 per share.  The distribution will be payable September 30, 2010 to shareholders of record at the close of business on September 16, 2010.

The Company believes that, for tax purposes a portion of the distribution and any future distributions that the Board may declare in 2010 (collectively, the “Distributions”) may be treated as a return of capital to shareholders to the extent of each shareholder’s basis, while the remaining portion of the Distribution may be treated as a dividend.

The portion of the Distributions that will be treated as dividends will not be determined until after December 31, 2010, as that portion is dependent on the Company’s earnings and profit for tax purposes for its fiscal year ending November 30, 2010, and the Company will not be able to definitively calculate its earnings and profits until after the end of the fiscal year.  The final determination will be reported to recipients of the Distributions on a tax information return in early 2011.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is furnished with this report on Form 8-K.

99.1	Press release dated September 3, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc.
(Registrant)

By:	/s/ Michael W. Evans
Michael W. Evans, Chief Executive Officer

Date: September 3, 2010

Index to Exhibits

Exhibit Number	Description

99.1	Press release dated September 3, 2010